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                                                                    EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of April 11, 1997, is entered into by and among VIASYSTEMS GROUP, INC., a Delaware corporation (the "Company"), HMTF ACQUISITION, L.P., a Delaware limited partnership ("HMTF"), HMTF U.K. ACQUISITION COMPANY, a Delaware corporation ("HMTF U.K."), HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P., a Delaware limited partnership ("Fund III"), and HM3 COINVESTORS, L.P., a Texas limited partnership ("HM3" and, together with HMTF U.K. and Fund III, the "Partners").

                                   RECITALS:

                 WHEREAS, the Company and HMTF deem it advisable and to the advantage of such entities that HMTF merge with and into the Company upon the terms and conditions herein provided.

                 NOW, THEREFORE, the parties do hereby adopt this Merger Agreement and do hereby agree that HMTF shall merge with and into the Company on the following terms, conditions, and other provisions:

                                   ARTICLE I

                                   THE MERGER

                 1.1 Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, HMTF shall be merged with and into the Company (the "Merger") at the Effective Time (as hereinafter defined), with the Company surviving the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of HMTF shall cease and the Company shall continue as the Surviving Corporation. The Surviving Corporation shall be governed by the laws of the State of Delaware.

                 1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the Company and HMTF shall cause the Merger to be consummated by filing a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware, as soon as practicable on or after the date the Closing occurs. The Merger shall become effective upon the date when the Certificate of Merger is filed with the Secretary of State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").
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                 1.3      Effects of Merger.  (a) The Merger shall have the
effects as set forth in the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRLPA").

                 (b) From and after the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

                 (b) From and after the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

                 (c) The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, continue to serve as the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 General and Limited Partnership Interests of HMTF. At the Effective Time, by virtue of the Merger and without any action on the part of the Partners, the general and limited partnership interests of HMTF shall be converted into the right to receive an aggregate of 1,600,000 shares of Series C Preferred Stock, par value $.01 per share ("Preferred Stock") of the Company, to be allocated among the Partners pro rata in accordance with their respective sharing ratios specified in the Amended and Restated Limited Partnership Agreement of HMTF dated as of April 4, 1997 (the "Partnership Agreement").

         2.2 Capital Stock of the Company. Each share of the Company's capital stock outstanding as of the Effective Time, shall remain outstanding and be unaffected by the Merger.





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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of HMTF. HMTF represents and warrants to the Company as follows:

                 (a) Organization and Existence. HMTF is a duly organized and validly existing limited partnership under the laws of the State of Delaware and has all requisite partnership power and authority to own its assets and carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

                 (b) Capitalization of HMTF. The sole general partner of HMTF is HMTF U.K. and the sole limited partners of the partnership are Fund III and HM3. There are no outstanding options, warrants, calls, subscriptions, claims or other rights, agreements or commitments obligating HMTF to issue any additional partnership interests or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any partnership interests of HMTF.

                 (c) Capitalization of PCB Acquisition Limited and PCB Investments Plc. HMTF is the record and beneficial owner of all of the outstanding share capital of PCB Acquisition Limited, a United Kingdom limited corporation ("PCB Acquisition"), and PCB Acquisition and James N. Mills are the beneficial owners of all of the outstanding share capital of PCB Investments plc, a United Kingdom public limited company ("PCB Investments"), in each case free and clear of any and all liens, pledges, charges, restrictions, options, rights of first offer or refusal, security interests, or other encumbrances of any character whatsoever, whether written or oral and whether or not relating to the extension of credit or the borrowing of money ("Encumbrances"), other than Encumbrances placed on such shares pursuant to security documents entered into pursuant to the credit agreement dated as of March 2, 1997, among PCB Acquisition, PCB Investments, Chase Manhattan International Limited, as administrative agent and collateral agent, The Chase Manhattan Bank, acting through its London branch as issuing lender and the other lenders party thereto. To HMTF's knowledge, there are no outstanding options, warrants, calls, subscriptions, rights, claims or other rights, agreements or commitments obligating either PCB Acquisition or PCB Investments to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.





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                 (d)      Authority.  HMTF has all requisite partnership power
and authority to enter into this Merger Agreement and perform its obligations hereunder. The execution, delivery and performance of this Merger Agreement have been duly authorized by all necessary partnership action on the part of HMTF, and this Merger Agreement has been duly executed and delivered by HMTF. This Merger Agreement has been duly and validly executed and delivered by HMTF and constitutes the legal, valid and binding obligation of HMTF, enforceable against HMTF in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                 (c) No Conflict. The execution, delivery and performance by HMTF of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the Certificate of Limited Partnership of HMTF or the Partnership Agreement, (ii) any provision of any law, rule or regulation applicable to HMTF, (iii) any order, judgment or decree of any court or other agency applicable to HMTF, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which HMTF is a party or by which it or any of its respective properties is bound, or (c) result in the creation of any Encumbrance on any of the properties or assets of HMTF.

         3.2 Representations and Warranties of the Partners. Each of the Partners hereby represents (severally as to itself only, and not jointly) to the Company as follows:

                 (a) No Intent to Distribute. The shares of Preferred Stock to be acquired by it pursuant to the Merger are being acquired for its own account and without a view to the distribution or resale of such securities or any interest therein in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at any time of determination; provided that the Company acknowledges that HMTF U.K. may, after the Merger, distribute the shares of Preferred Stock to be received by it to Fund III (its sole stockholder).

                 (b) Accredited Investor. Such Partner is an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                 (c) Experience. Such Partner has such experience in business and financial matters as to be fully capable of evaluating the risks and merits of an investment in the shares of Preferred Stock, and it's financial position is such that it is able to bear the risk of such investment, including the risk of possible loss of its entire investment.





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                 (d)      No Registration.  Such Partner acknowledges that the
shares of Preferred Stock to be issued pursuant hereto have not been registered under the Securities Act and understands that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

         3.3 Representations and Warranties of the Company. The Company hereby represents and warrants to HMTF and the Partners as follows:

                 (a) Corporate Existence. The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

                 (b) Capitalization. The duly authorized capital stock of the Company consists of (i) 30,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which (a) 8,000,000 shares have been designated Series A Preferred Stock, of which 1,800,000 shares are issued and outstanding, (b) 6,000,000 shares have been designated Series B Preferred Stock, of which 1,200,000 shares are issued and outstanding and (c) 8,000,000 shares have been designated Series C Preferred Stock, of which 1,600,000 shares will initially be outstanding after giving effect to the Merger, (ii) 90,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 30,200,004 shares are issued and outstanding, and (iii) 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of which 4,098,333 shares are issued and outstanding. Except for the Class A Common Stock, employee stock options outstanding on the date hereof, and warrants to purchase an aggregate of 1,745,167 shares of Common Stock to be issued pursuant to the Warrant Agreement dated as of the date hereof between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company. When issued in accordance with the provisions of this Merger Agreement, the shares of Preferred Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Encumbrances.

                 (c) Corporate Authorization. The Company has all requisite corporate power and authority to enter into this Merger Agreement, issue the shares of Common Stock to be issued pursuant hereto, and perform its obligations hereunder. The execution, delivery





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and performance of this Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                 (d) No Conflict. The execution, delivery and performance by the Company of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any provision of any law, rule or regulation applicable to the Company, (iii) any order, judgment or decree of any court or other agency applicable to the Company, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which the Company is a party or by which it or any of its properties is bound, or (c) result in the creation of any Encumbrance on any of the properties or assets of the Company.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         4.2 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of the Company or HMTF, as the general partner of HMTF, or both, notwithstanding approval of this Merger Agreement by the stockholders of the Company or the Partners.

         4.3 Amendment. At any time after the approval of the Partners, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the Partners), as may be determined in the judgment of the board of directors of the Company or HMTF to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.





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         4.4     Counterparts.  This Merger Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

         4.5 Approval of the Merger Agreement and the Merger by the Partners. By execution and delivery hereof, the Partners, constituting all of the general and limited partners of HMTF, hereby consent to and approve the Merger Agreement and the Merger in accordance with the Partnership Agreement and the DRLPA.





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                 IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the board of directors of the Company and the Partners of HMTF, is hereby executed on behalf of the Company and HMTF by the respective duly authorized officers of the Company and by HMTF U.K., the general partner of HMTF.

                                    VIASYSTEMS GROUP, INC.,
                                    a Delaware corporation


                                    By:      /s/ David M. Sindelar
                                             ---------------------------------
                                             Name:   David M. Sindelar
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer


                                    HMTF ACQUISITION, L.P.,
                                    a Delaware limited partnership

                                    By:      HMTF U.K. ACQUISITION COMPANY,
                                             as General Partner


                                             By:     /s/ Daniel S. Dross
                                                     -------------------------
                                                     Daniel S. Dross, Vice
                                                     President






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                                    HICKS, MUSE, TATE & FURST EQUITY FUND III,
                                    L.P., a Delaware limited partnership

                                    By:  HM3/GP Partners III, L.P., its General
                                         Partner

                                    By:  Hicks, Muse GP Partners III, L.P., its
                                         General Partner

                                    By:  Hicks, Muse Fund III Incorporated, its
                                         General Partner


                                         By: /s/ Daniel S. Dross
                                             ---------------------------------
                                             Daniel S. Dross, Vice President


                                    HM3 COINVESTORS, L.P., a Texas limited
                                    partnership

                                    By:  Hicks, Muse GP Partners III, L.P., its
                                         General Partner

                                    By:  Hicks, Muse Fund III Incorporated, its
                                         General Partner


                                    By:  /s/ Daniel S. Dross
                                         -------------------------------------
                                         Daniel S. Dross, Vice President





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                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                             VIASYSTEMS GROUP, INC.


                 The undersigned, Kelly E. Wetzler, hereby certifies that she is the duly elected and presently incumbent Assistant Secretary of Viasystems Group, Inc., a Delaware corporation (the "Company"), and hereby further certifies as follows:

                 The Agreement and Plan of Merger (the "Agreement") to which this Certificate of Assistant Secretary is attached was executed by a duly authorized officer of the Company, and was duly adopted by the board of directors of the Company with approval of the stockholders of the Company in accordance with the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.


Dated:  April 11, 1997                  /s/ Kelly E. Wetzler
                                        --------------------------------------
                                        Kelly E. Wetzler, Assistant Secretary





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